UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On July 1, 2022, Kohl’s Corporation (the “Company” or “Kohl’s”) announced that following the exclusive negotiation period with Franchise Group, Inc. (“FRG”), the Board of Directors of the Company (“the Board”) unanimously determined to conclude its strategic review process. The press release containing the announcement is attached hereto as exhibit 99.1 and is incorporated by reference herein.

The Company is also furnishing herewith the following information regarding the strategic review process:

Overview of Strategic Review Process

The Board thoroughly evaluated Kohl’s standalone strategic plan against potential alternatives and designated its Finance Committee to lead the review of previous expressions of interest. As described below, the Board engaged Goldman Sachs to conduct a broad process to explore strategic alternatives. Goldman Sachs engaged with more than 25 parties. Select bidders were invited to a data room containing over 550,000 pages across over 55,000 documents, and engaged in dozens of meetings with management and functional leaders. More than 20 NDAs were signed with potential bidders and financing partners as part of the process. After receiving unfinanced proposals to acquire the Company with denominated value from five parties, the Finance Committee, management, and Goldman Sachs engaged with four of the parties, and ultimately engaged exclusively with FRG, whose $60 proposal significantly exceeded the other available bid. Ultimately, reflecting the current financing and retail environment, FRG submitted a revised proposal at $53 per share and without definitive financing arrangements to consummate a transaction, and the parties faced significant obstacles reaching a fully executable agreement. As a result, the Board unanimously determined to conclude its strategic review process.

Stage One: Receipt of Initial, Non-Binding Indications of Interest and Designation of the Finance Committee to Oversee the Process

On January 24, 2022, after receiving informal inbound inquiries including two unsolicited non-binding indications of interest, both without financing and subject to full due diligence, among other conditions, in the range of $60.00 to $65.00 per share the Company publicly confirmed that it had received initial indications of interest from potential bidders and reaffirmed the Board’s commitment to pursuing a course of action that it believes is in the best interests of the Company and its shareholders.

On the following day, January 25, 2022, the Board convened with its advisors to review the unsolicited expressions of interest received to date.

In the weeks following, at the direction of the Board, Goldman Sachs engaged with the existing parties, including the two parties that had submitted non-binding indications of interest, as well as additional inbound inquiries. The Company entered into non-disclosure agreements (“NDA”) in connection with providing access to the Company’s virtual data room (“VDR”) to conduct further due diligence.

On February 1, 2022, the Company was notified that Starboard Value and Opportunity Fund Ltd (“Starboard”) had submitted a Hart-Scott Rodino (“HSR”) filing to allow it to acquire Company shares above the HSR threshold of $94,000,000, suggesting that Starboard intended to buy shares of the Company on the open market.

On February 4, 2022, the Company publicly announced that the Board had determined, following a review with its independent financial advisors and upon the recommendation of its Finance Committee, that the valuations in the unsolicited indications of interest that it had received to date did not adequately reflect the Company’s value. In the same announcement, the Company stated that the Board is committed to maximizing the long-term value of the Company and that the Board will review and pursue opportunities that it believes would credibly enhance shareholder value. The Company further announced that the Board had designated its Finance Committee, which was formed pursuant to the Settlement Agreement entered into between the Company and an investor group, and which is comprised exclusively of independent directors, to lead the ongoing review of any expressions of interest and that Goldman Sachs was instructed to engage with interested parties. Further, the announcement stated that the Board had adopted a limited-duration shareholder rights plan in order to ensure that the Board could conduct an orderly review of indications of interest, including potential further engagement with interested parties. The Company noted that the rights plan does not prevent the Board from considering an offer that recognizes the value of the Company.

Stage Two: Continued Engagement with Interested Parties including Proactive Outreach to Additional Parties

On February 8, 2022, at the direction of the Finance Committee and the Board, Goldman Sachs began outbound inquiries to a group of other potential financial and strategic bidders while continuing to engage with the parties who provided the initial indications of interest.

After an extensive period of discussions and preliminary due diligence, Goldman Sachs received the following range of reactions from potential bidders, who ultimately declined to provide a bid in the process:

•

One party stated that it viewed an investment in traditional retail as difficult, and while a real estate fund might have a way to drive value through such an acquisition, it would be tougher for a private equity fund.

•

Another party highlighted Company management’s strategic progress, including traffic-driving partnerships and strategy on active, and opined that real estate and e-commerce monetization would negatively impact value. The party expressed its view that it was difficult to see an angle that the Company’s management was not already addressing with respect to generating value.

•

Another party expressed uncertainty about submitting a bid, but noted that it would give more thought and follow up with Goldman Sachs. The party noted that a take-private transaction required insights that the public market didn’t have and didn’t see achieving its typical returns without assuming significant unit growth and multiple expansion. The party ultimately expressed no further interest.

•	Another party expressed that retail remained a challenged sector, and that it did not see much to add to what the Company was already doing.

•

Another party expressed that it had looked at the Company in the past and was interested in the potential of its real estate portfolio, but that it had not levered up a retailer in five years. The party stated that the Company’s management had the right ideas on strategic initiatives, but it was not current enough on the retail sector. The party said that it would give more thought to a potential bid and follow up with Goldman Sachs. The party ultimately expressed no further interest.

•	Another party stated that it appreciated getting the call but that retail was not an area of interest.

As part of this process, the Company, with the assistance of its legal counsel, Latham & Watkins LLP (“Latham”), negotiated and executed more than 20 NDAs in connection with providing VDR access to potential bidders and some of the financing sources in the process.

Additionally, the Company’s management, including its CEO, CFO, General Counsel and other executives and functional leaders, dedicated hundreds of hours to meet with potential bidders under NDA and provide extensive presentations regarding the Company’s financial metrics and performance, operations and long-term strategies (“Management Presentations”).

Stage Three: Continued Engagement with Remaining Interested Parties and Request for Final Bids with Committed Financing

Throughout February and March, Goldman Sachs continued to engage in diligence with several parties which remained interested in a transaction. The Company’s management also continued to provide numerous Management Presentations.

On March 8, 2022, Goldman Sachs sent a process letter describing the timeline and procedures for submitting a definitive, binding proposal to selected parties, confirming that preliminary bids were due by March 16, 2022.

On March 16, 2022, three parties submitted non-binding indications of interest to acquire the Company to Goldman Sachs, which indicated values of between $64.00 and $70.00 per share. These indications of interest were non-binding and without committed financing, and therefore were not actionable bids.

During this timeframe, Goldman Sachs also received additional inbound inquiries from new parties, and Goldman Sachs engaged with these parties, bringing into the process those that expressed interest in an acquisition of Kohl’s.

On March 21, 2022, the Company issued a press release providing an update on its review of indications of interest, noting that:

•

The Board had authorized Goldman Sachs to coordinate with select bidders which had submitted indications of interest to assist with further due diligence so that such bidders would have the opportunity to refine and improve their proposals and include committed financing and binding documentation, and

•	The Finance Committee was leading the ongoing review of any indications of interest.

In late March and early April, the Company received further preliminary, non-binding indications of interest, reflecting a price of between $68.00 and $72.00 per share, without committed financing and subject to continued due diligence, and were therefore not actionable bids.

On April 4, 2022, the Finance Committee convened to review the indications of interest received to date, with Goldman Sachs providing an update on the due diligence process conducted by the bidders and next steps to secure committed bids.

Between April 15 and April 22, 2022, Goldman sent an initial draft of the merger agreement to the parties involved in the process.

Throughout April and thereafter, the Board convened to review ongoing indications of interest and evaluate next steps with the bidders.

On April 29, 2022, the Company issued a press release containing a letter to shareholders from its incoming Chair, Peter Boneparth, which highlighted, among other things, the robust strategic alternatives process that the Company had conducted to date, noting that:

•	Goldman Sachs had engaged with more than 25 parties,

•	Bidders that had submitted preliminary, non-binding proposals had been given access to the VDR, which - at that time - contained over 55,000 documents with more than 550,000 pages, and

•	Such bidders had also been given access to management for due diligence meetings.

On May 2, 2022, one of the parties followed up with Goldman Sachs and advised that material improvement in the financing markets and macro consumer sentiment would be necessary for it to submit a final bid, requiring an extension of the final bid date by at least several months.

On May 4, 2022, the Federal Reserve raised its benchmark interest rates by half a percentage point.

On May 16, 2022, Goldman Sachs sent a process letter to the three remaining parties and confirmed that final bids with associated financing commitments were due by June 1, 2022, with markups of the proposed merger agreement due the week before.

During the week of May 16, 2022, several large retailers, including Walmart, Target, and Kohl’s, hosted earnings calls during which they delivered performance updates that raised concerns about retail and consumer industry trends, which were followed by significant declines in retailer stock prices.

On May 25, 2022, a financial advisor to one of the parties contacted Goldman Sachs and advised that their client would not be submitting a markup of the merger agreement and was withdrawing from the process, citing challenging financing markets.

On June 3, 2022, the Finance Committee convened with its advisors to review the remaining two bids, and consider a request for exclusivity by FRG.

On June 4 and 5, 2022, Goldman Sachs and Latham met with the two remaining parties in the process to discuss financing and conditionality of such financing and sought to improve the price and terms of each indication of interest.

Stage Four: Board Determines to Enter Exclusivity Period with Leading Bidder

On the evening of June 5, 2022, the Board met to consider a request for exclusivity by FRG. After considering the information provided by FRG, including its improved terms of the merger agreement and an enhanced proposed structure of its real estate financing, which reduced conditionality of that aspect of its financing, and its substantially higher offer per share versus that of the remaining party in the process, the Board determined to grant a period of exclusivity of three weeks within which to conclude diligence, financing and negotiation of deal documentation.

On June 6, 2022, the Company publicly announced that following the receipt of final proposals, the Board entered into exclusive negotiations with FRG for a period of three weeks in relation to FRG’s proposal to acquire the Company for $60.00 per share. The announcement stated that the purpose of engaging in the three-week period was to allow FRG and its financing partners to finalize due diligence and financing arrangements and for the parties to complete the negotiation of binding documentation. The announcement also noted that the transaction remained subject to approvals of the Boards of Directors of both companies and that there could be no assurance that any agreement would be reached or that a transaction would be agreed or completed on the terms described or otherwise.

On June 15, 2022, the Federal Reserve raised its benchmark interest rates by an additional three-quarters of a percentage point, the largest increase in the interest rate since 1994.

On June 27, 2022, FRG provided a revised written proposal to acquire the Company at $53 per share. The Finance Committee met on June 29, 2022 to consider this revised proposal and the remaining terms of the offer, at which time FRG’s proposal was not complete or definitive as to the entirety of the financing arrangements to consummate a transaction, reflecting the current financing and retail environment.

The Board met on June 30, 2022 with its advisors to review the results of the process to date. In light of the current financing and retail environment, which has significantly deteriorated since the beginning of the process, the Board unanimously determined that it was no longer prudent to continue its process and that it is in the best interest of shareholders for management to continue to execute the Company’s strategic plan on a standalone basis. The Board nonetheless remains open to any opportunities to maximize shareholder value.

The information in this Item 7.01, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Cautionary Statement Regarding Forward-Looking Information

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements, including statements regarding business and financial trends for the Company’s second quarter, future performance, business conditions or results of operations, the timing and amount of any share repurchases pursuant to the Company’s share repurchase program and other information are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. There can be no guarantee regarding such trends and performance, that the Company will be able to execute share repurchases, the timing or number of shares of any such repurchases, or that share repurchases or other future actions by the Company intended to create shareholder value will have such an effect. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K and Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2022, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2022	KOHL’S CORPORATION

	By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Senior Executive Vice President, General Counsel and Corporate Secretary